EXHIBIT 10

April ??, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington DC  20549

RE:  Composite Cash Management Company
     (SA File No. 2-65242)

Gentlemen:

     We have acted as counsel to the Composite Cash Management Company ("the Fund") in connection with the preparation of Post-Effective Amendment No. 23 (the "Amendment") to the Fund's Registration Statement. We have reviewed the Amendment and, in our opinion, the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Paragraph (b) of Rule 485 under the Securities Act of 1933.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
    BROOKE & MILLER
/s/ Lawrence R. Small
Lawrence R. Small
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                                 EXHIBIT 10

April 22, 1997


Composite Cash Management Company
601 W. Main Avenue, Suite 801
Spokane, WA  99201-0613

Gentlemen:

     In connection with a Post-Effective Amendment No. 23 to the Registration Statement now being filed by your company with the Securities and Exchange Commission relating to an offering of shares of common stock, we certify that, as attorneys for this corporation, we have examined the corporate proceedings relating to its incorporation, the Bylaws, the Distributor and Management Contracts, and such other matters and documents as we deem necessary. It is our opinion that:

(a) Composite Cash Management Company is a corporation duly incorporated and existing under the laws of the State of Washington, with authorized capital stock, consisting of 10,000,000,000 shares of common stock with 6,000,000,000 shares denominated as Class A and 4,000,000,000 shares denominated as Class B; the par value is $.0001 per share with all shares having equal voting rights.

(b) All of the 10,000,000,000 shares have been validly and legally authorized to be issued by proper corporate action and in conformity with the laws of the State of Washington applicable thereto. Such authorized shares, upon their issuance, will be for proceeds to the company of not less than the net asset value of such shares at the time of sale after adjusting to the nearer full cent, and will be fully paid and nonassessable.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
  BROOKE & MILLER LLP

/s/ Lawrence R. Small
Lawrence R. Small

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                                 EXHIBIT 10

April 22, 1997


Composite Cash Management Company
601 W. Main Avenue, Suite 801
Spokane, WA  99201-0613

Gentlemen:

     We hereby consent to the use of our written opinion dated April 22, 1997, upon the validity of the organization of Composite Cash Management Company, and upon the designation of the authorized capital stock of said company in the Articles of Incorporation as an exhibit to Post-Effective Amendment No. 23 to the Registration Statement now being filed with the Securities and Exchange Commission and any Prospectus relating to the proposed offer and sale of the capital stock of the corporation.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
   BROOKE & MILLER LLP
/s/ Lawrence R. Small
Lawrence R. Small